EXHIBIT 5.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-161320 of our reports dated February 11, 2009, relating to the consolidated financial statements of TELUS Corporation and the effectiveness of TELUS Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of TELUS Corporation for the year ended December 31, 2008.
/s/  Deloitte & Touche LLP

Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, Canada
September 3, 2009

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